SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 9, 2004

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2004 a wholly owned subsidiary, Maguire Partners - Park Place, LLC, of Maguire Properties, L.P (the "Operating Partnership"), the operating partnership subsidiary of Maguire Properties, Inc. (the "Registrant"), a real estate investment trust completed a $170 million, ten-year mortgage refinancing with Teachers Insurance and Annuity Association of America for Park Place I bearing interest at a fixed rate of 5.64% with a maturity date of November 1, 2014. The refinancing was evidenced by a deed of trust and related loan documents certain of which are filed with this report.

The new mortgage loan is interest only for the first sixty months and becomes interest plus principal beginning the sixty-first month and thereafter during the term of the loan. The loan may not be repaid in whole or part at any time prior to the maturity date without penalty except as follows: during the ninety-day period, prior to the maturity date, the Operating Partnership may prepay without a prepayment fee on thirty days prior written notice to Teachers Insurance and Annuity Association of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated:    November 10, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated November 5, 2004 by and between Maguire Properties - Park Place, LLC and Teachers Insurance and Annuity Association of America.

99.2	Promissory Note dated November 5, 2004 by and between Maguire Properties - Park Place, LLC and Teachers Insurance and Annuity Association of America.

99.3	Guaranty of Recourse Obligation of Borrower dated November 5, 2004 by and between Maguire Properties - Park Place, LLC and Teachers Insurance and Annuity Association of America.